UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2020

Hancock Jaffe Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38325	33-0936180
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Doppler

Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 261-2900

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HJLI	The NASDAQ Stock Market LLC
Warrants to Purchase Common Stock	HJLIW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.02 Unregistered Sales of Equity Securities

On November 24, 2020, Hancock Jaffe Laboratories, Inc. (the “Company”) exchanged 4,205,406 shares of its Series C Convertible Preferred Stock (the “Series C Preferred Stock”), representing all of the Company’s issued and outstanding shares of Series C Preferred Stock, for 6,078,125 shares of common stock (the “Exchange”). Each holder of the Series C Preferred Stock received such number of shares of common stock as such holder would have received upon conversion in full of its shares of Series C Preferred Stock in accordance with the terms of the Certificate of Designations of the Series C Preferred Stock. No additional shares of common stock were issued.

The Exchange was consummated and the shares of common stock were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 3(a)(9) of the Securities Act as the Series C Preferred Stock was exchanged for shares of common stock by the Company with its existing security holders and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK JAFFE LABORATORIES, INC.

Dated: November 24, 2020	/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer